Exhibit 99.1

CIM Real Estate Finance Trust, Inc. Announces Merger Agreements with Three Smaller, Net Lease REITs Managed by its Manager, CIM Group

Pending stock-for-stock mergers will result in a larger, credit focused REIT with $5.9 Billion Total Assets,

greater diversification and operational efficiencies with the goal of creating near-, medium- and long-term value

LOS ANGELES, August 31, 2020 – CIM Real Estate Finance Trust, Inc. (“CMFT”), Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”), Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”) and Cole Credit Property Trust V, Inc. (“CCPT V”) announced today that the companies have entered into definitive merger agreements whereby CMFT would acquire each of CCIT II, CCIT III and CCPT V in separate stock-for-stock, tax-free merger transactions. The pro forma combined company (“CC CMFT”) would have approximately $5.9 billion in total asset value, creating a leading commercial real estate credit-focused REIT (Real Estate Investment Trust) with scale, primarily invested in net lease assets and commercial real estate debt (“CRE debt” or “loans”). CMFT, CCIT II, CCIT III and CCPT V are non-traded REITs managed by affiliates of CIM Group, LLC (“CIM”).

The transactions are expected to close in the fourth quarter of 2020, subject to customary closing conditions, including the approval of the respective mergers and certain other matters by stockholders of CCIT II, CCIT III and CCPT V. The transactions are expected to close concurrently but are not cross-conditioned on the consummation of the others.

The merger agreements were negotiated on behalf of CMFT, CCIT II, CCIT III and CCPT V by their respective special committees, each of which is composed exclusively of disinterested, independent directors, along with each special committee’s separate financial and legal advisors. Each of the special committees recommended approval of the merger agreements to their respective Board of Directors, each of which unanimously approved the merger agreements negotiated by their respective special committee.

“Following the onset of the COVID-19 pandemic and the related economic impact of shutdowns, each of CMFT, CCIT II, CCIT III, and CCPT V undertook comprehensive reviews of their businesses and prospects and concluded that greater scale, tenant diversity, asset type diversity, financial strength and fund raising flexibility would best position each of them to thrive in a post-pandemic economic environment. CIM took immediate action and recommended to the Boards of Directors of each REIT to explore a combination to form a larger, more diversified company focused on long-term value creation,” said Richard Ressler, Principal and Co-Founder of CIM Group. “The Boards of Directors believe that the combined company will provide several benefits for stockholders and will be well-positioned to navigate the post-COVID economic environment with enhanced financial and operational flexibility and efficiency, making the combined company more valuable.”

Potential Strategic Benefits

The merger transactions are expected to produce meaningful benefits for stockholders of the participating companies, including:

Diversifies Portfolio: CC CMFT’s larger, more diversified portfolio is expected to enable it to opportunistically pursue growth strategies and reposition its portfolio mix of net lease assets, multi-tenant retail assets and CRE debt over the long term, as well as diversify its credit investments. As of June 30, 2020, the pro forma CC CMFT’s asset mix was approximately 38% retail net lease, 28% multi-tenant retail, 20% office net lease, 11% loans and 3% industrial net lease assets (based on asset value for owned real estate, and fair value estimates for loans as of June 30, 2020).

Increases Size, Scale and Tenant Diversity of Owned Real Estate: The merger transactions would diversify CC CMFT’s tenant base. As of June 30, 2020, CC CMFT’s pro forma owned real estate portfolio had 559 properties totaling approximately 25.8 million square feet, with an occupancy rate of approximately 96%, a weighted average lease term of approximately 8.8 years, and, as a percentage of annualized rental income, investment-grade tenancy of approximately 41%, with its top 10 tenants generating approximately 30%, and no tenant generating more than 4.2%, of annualized rental income.

Lowers Risk Profile and Strengthens Balance Sheet: As of June 30, 2020, CC CMFT had pro forma limited near-term debt maturities and net leverage of approximately 39%, along with substantial cash on its balance sheet. It is expected that CC CMFT would use available cash and available leverage capacity to fund future investments. CC CMFT would also continue to benefit from CIM’s scale and established relationships with financing counterparties.

Expands Access to Capital and Pathway to Liquidity: Greater scale and portfolio diversification will provide CC CMFT with greater access to debt and equity capital markets. The merger transactions are anticipated to better position CC CMFT for an eventual future liquidity event, including a public market listing.

Generates Savings and Increased Cash Flow: CC CMFT is expected to ultimately realize approximately $3.5 million in annual savings as a result of operational efficiencies from the proposed mergers.

Transaction Terms

Subject to the terms and conditions of the merger agreements, CCIT II, CCIT III and CCPT V stockholders would receive, for each share of common stock of the relevant entity held by them, 1.501,1.093 and 2.691 shares, respectively, of CMFT common stock, which is valued at approximately $10.97 per CCIT II share, $7.99 per CCIT III share and $19.67 per CCPT V share, based on CMFT’s most recently estimated net asset value per share of $7.31.

Following the closings of the merger transactions, former stockholders of CMFT, CCIT II, CCIT III and CCPT V are expected to own approximately 67%, 22%, 1% and 10% of CC CMFT, respectively. Upon closing, the Board of Directors of CC CMFT will be increased so that all independent directors of CCIT II, CCIT III and CCPT V that are not currently independent directors of CMFT will be added to the Board. It is anticipated that at the next CMFT annual stockholder meeting, 5 to 7 directors will be recommended for election.

The distribution reinvestment plans of CMFT, CCIT II, CCIT III and CCPT V will be suspended pending the closing of the proposed transactions. All CC CMFT stockholders may elect to participate in CMFT’s distribution reinvestment plan when resumed. The Board of Directors of each of CMFT, CCIT II, CCIT III and CCPT V will continue to make a determination on a monthly basis regarding the declaration of a monthly distribution until the closing of the transactions. It is anticipated that CC CMFT will continue to provide a sustainable distribution to stockholders following closing, subject to the approval of its Board of Directors, market factors and company performance.

The merger agreements provide each of CCIT II, CCIT III and CCPT V with a go-shop period of 38 days. During such period, the special committee of the Board of Directors of each of CCIT II, CCIT III and CCPT V intends to actively solicit alternative acquisition proposals from third parties. Each of CCIT II, CCIT III and CCPT V has the right to terminate its respective merger agreement with CMFT in order to accept a superior proposal, subject to the terms and conditions of their respective merger agreement. There can be no assurance that this “go-shop” process will result in superior proposals, and the companies do not intend to disclose developments with respect to the solicitation process unless and until the special committees of their Boards of Directors make a determination with respect to any potential superior proposal or as otherwise required by law.

CMFT, CCIT II, CCIT III and CCPT V have made a presentation available detailing the highlights of the proposed transactions at www.cimgroup.com/announcements.

Advisors

Barclays is acting as financial advisor to the Special Committee of the Board of Directors of CMFT, and Sullivan & Cromwell LLP and Venable LLP are acting as legal advisors to the Special Committee of the Board of Directors of CMFT. Morris, Manning & Martin, LLP is acting as REIT and securities counsel in connection with the transactions. The Special Committees of the Boards of Directors of CCIT II, CCIT III and CCPT V have engaged Truist Securities, Robert A. Stanger & Co., Inc., and HFF Securities, L.P., a JLL company, respectively, as their financial advisors, and Latham & Watkins LLP, Miles & Stockbridge P.C. and Goodwin Procter LLP, respectively, as their legal advisors.

About CIM Real Estate Finance Trust, Inc., Cole Office & Industrial REIT (CCIT II), Inc., Cole Office & Industrial REIT (CCIT III), Inc. and Cole Credit Property Trust V, Inc.

CMFT, CCIT II, CCIT III and CCPT V are public, non-traded corporations that have elected to be taxed and currently qualify as REITs. CMFT holds investments in net lease and multi-tenant retail assets as well as real estate loans and other credit investments. CCPT V holds investments in retail net lease and multi-tenant retail assets. Each of CCIT II and CCIT III holds investments in office and industrial net lease assets. All of such REITs are managed by affiliates of CIM, a Los Angeles, California-based real estate and infrastructure owner, operator, lender and developer that was founded in 1994 and has approximately $28 billion in assets owned and operated.

Cautionary Statement Regarding Forward-Looking Information

This communication includes certain forward-looking statements within the meaning of Section 27A the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could,” or words of similar meaning. Statements that describe future plans and objectives are also forward-looking statements. These statements are based on the current expectations of management for CMFT, CCIT II, CCIT III and CCPT V and on currently available industry, financial and economic data. Actual results may vary materially from those expressed or implied by the forward-looking statements, which are subject to a number of risks and uncertainties, many of which are out of the control of such companies, including, but not limited to, those associated with the risk that one or more of the proposed mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of one or more of the merger agreements; the failure to satisfy the conditions to the consummation of each proposed merger, including the approval of the stockholders of CCIT II, CCIT III or CCPT V, as applicable; the ability of CC CMFT to achieve the expected cost synergies or to engage in any liquidity event or public offering; the disruption of management’s attention from ongoing business operations due to the proposed mergers; the availability of suitable investment or disposition opportunities; the impact of the COVID-19 pandemic on the operations and financial condition of each of CMFT, CCIT II, CCIT III and CCPT V and the real estate industries in which they operate, including with respect to occupancy rates, rent deferrals and the financial condition of their respective tenants; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; legislative and regulatory changes; and other factors, including those set forth in the section entitled “Risk Factors” in CMFT’s, CCIT II’s, CCIT III’s and CCPT V’s most recent Annual Reports on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and other reports filed by CMFT, CCIT II, CCIT III and CCPT V with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, none of CMFT, CCIT II, CCIT III or CCPT V undertakes any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.

Additional Information and Where to Find It

In connection with each proposed merger, CMFT intends to file a registration statement on Form S-4 with the SEC that will include a proxy statement of CCIT II, CCIT III or CCPT V, as applicable, and will also constitute a prospectus of CMFT. This communication is not a substitute for the registration statement, the proxy statement/prospectus or any other documents that will be made available to the stockholders of each of CCIT II, CCIT III and CCPT V. In connection with the proposed mergers, each of CCIT II, CCIT III and CCPT V intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A relating to a special meeting of its stockholders. STOCKHOLDERS OF EACH OF CCIT II, CCIT III AND CCPT V ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE RELEVANT PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EACH PROPOSED TRANSACTION. Stockholders of each of CCIT II, CCIT III and CCPT V will be able to obtain such documents free of charge at the SEC’s website, www.sec.gov, or through CIM’s website at https://www.cimgroup.com/investment-strategies/individual/for-shareholders, as they become available. Such documents are not currently available.

Participants in Solicitation

Each of CMFT, CCIT II, CCIT III and CCPT V and their respective directors and executive officers, as well as certain affiliates of CIM Group, LLC serving as their external advisors, may be deemed to be participants in the solicitation of proxies from their respective stockholders (or, in the case of CMFT, from the stockholders of each of CCIT II, CCIT III and CCPT V) in respect of the proposed transaction between such company and CMFT. Information regarding the directors, executive officers and external advisors of each of CMFT, CCIT II, CCIT III and CCPT V is contained in the Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC by each entity on March 30, 2020, as amended on April 27, 2020. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement of the relevant company regarding its proposed merger transaction with CMFT when it becomes available.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. This communication may be deemed to be solicitation material in respect of the proposed mergers of CCIT II, CCIT III and CCPT V with CMFT.

Contacts:

Shareholder Relations

ShareholderRelations@cimgroup.com

Media Relations

Monica Yamada

MYamada@cimgroup.com